                                                                      EXHIBIT 25
                                   FORM T-1


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               _________________


                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
              TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

                               _________________

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)



           New York                                   13-5160382
  (Jurisdiction of incorporation                   (I.R.S. Employer
   if not a U.S. national bank)                  Identification No.)

 One Wall Street, New York, New York                    10286
(Address of principal executive offices)              (Zip code)

                               _________________

                                 ANTHEM, INC.
              (Exact name of obligor as specified in its charter)


             Indiana                                   35-2145715
    (State or other jurisdiction                    (I.R.S. Employer
 of incorporation or organization)                 Identification No.)

       120 Monument Circle
       Indianapolis, Indiana                              46204
(Address of principal executive offices)                (Zip code)

                                 _________________

                           Subordinated Debentures*
                      (Title of the indenture securities)

  *Specific title(s) to be determined in connection with issuance(s) of Subordinated Debentures.

Item 1.   General Information.*

        Furnish the following information as to the Trustee:

   (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the                   2 Rector Street, New York, N.Y. 10006
   State of New York                               and Albany, N.Y. 12203
Federal Reserve Bank of New York                 33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation           550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association             New York, N.Y. 10005

   (b)  Whether it is authorized to exercise corporate trust powers.

        Yes.

Item 2.   Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None. (See Note on page 2.)

Item 16.  List of Exhibits.

        Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

        1.     -   A copy of the Organization Certificate of The Bank of New
                   York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement
                   No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with
                   Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637. )

        4.     -   A copy of the existing By-laws of the Trustee. (Exhibit 4 to
                   Form T-1 filed with Registration Statement No. 33-31019.)

        6.     -   The consent of the Trustee required by Section 321(b) of the
                   Act. (Exhibit 6 to Form T-1 filed with Registration Statement
                   No. 33-44051.)

        7.     -   A copy of the latest report of condition of the Trustee
                   published pursuant to law or to the requirements of its supervising or examining authority.




________________________
       *Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee .

                                     NOTE

          Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                   SIGNATURE

          Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 18th day of October, 2001.


                                        THE BANK OF NEW YORK



                                        By:  /s/  ROBERT A. MASSIMILLO
                                           ---------------------------
                                                  Robert A. Massimillo
                                                     Vice President

                                                                       EXHIBIT 7
                                                                   (Page 1 of 3)


                      Consolidated Report of Condition of
                             THE BANK OF NEW YORK
                   of One Wall Street, New York, N.Y. 10286

     And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business June 30, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                      Dollar Amounts
ASSETS                                                                                 in Thousands
------                                                                                 ------------

Cash and balances due from
  depository institutions:
  Noninterest-bearing balances
    and currency and coin.....................................................        $   3,946,551
  Interest-bearing balances...................................................            5,454,795
Securities:
  Held-to-maturity securities.................................................              127,189
  Available-for-sale securities...............................................            8,367,798
Federal funds sold and Securities
    purchased under agreements to resell......................................            2,578,045
Loans and lease financing
  receivables:
Loans and leases held for sale................................................               15,750
  Loans and leases, net of unearned
    Income..........................................................37,240,401
  LESS:  Allowance for loan and
    lease losses....................................................604,286
  Loans and leases, net of unearned
    income and allowance......................................................           36,636,115
Trading Assets................................................................            9,717,521
Premises and fixed assets (including
  capitalized leases).........................................................              777,125
Other real estate owned.......................................................                1,190
Investments in unconsolidated subsid-
  iaries and associated companies.............................................              197,938
Customers' liability to this bank on
  acceptances outstanding.....................................................              684,954
Intangible assets
  Goodwill....................................................................            1,516,774
  Other intangible assets.....................................................              118,954
Other assets..................................................................            3,987,019
                                                                                      -------------
Total assets..................................................................        $  74,127,718
                                                                                      =============



                                                                       EXHIBIT 7
                                                                   (Page 2 of 3)

LIABILITIES
-----------
Deposits:
 In domestic offices..........................................................        $27,176,888
 Noninterest-bearing..........................................................         11,540,657
 Interest-bearing.............................................................         15,636,231
 In foreign offices, Edge and
 Agreement subsidiaries, and IBFs.............................................         26,457,350
 Noninterest-bearing..........................................................            462,578
 Interest-bearing.............................................................         25,994,772
Federal funds purchased and securities
 sold under agreements to repurchase..........................................          2,574,844
Trading liabilities...........................................................          1,732,397
Other borrowed money:
 (includes mortgage indebtedness and
  obligations under capitalized leases........................................          1,755,445
Bank's liability on acceptances
 executed and outstanding.....................................................            689,067
Subordinated notes and debentures.............................................          1,646,000
Other liabilities.............................................................          5,441,990
                                                                                      -----------
Total liabilities.............................................................         67,473,981
                                                                                      -----------
Minority interest in consolidated
 subsidiaries.................................................................                652

EQUITY CAPITAL
--------------

Common stock..................................................................          1,135,284
Surplus.......................................................................          1,050,729
Retained earnings.............................................................          4,480,524
Accumulated other comprehensive income........................................            -13,452
Other equity capital components...............................................                  0
Total equity capital..........................................................          6,653,085
                                                                                      -----------
Total liabilities, minority interest,
 and equity capital...........................................................        $74,127,718
                                                                                      ===========

                                                                       EXHIBIT 7
                                                                   (Page 3 of 3)

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                                Thomas J. Mastro
                                           Senior Vice President and Comptroller


     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

     Thomas A. Renyi   )
     Gerald L. Hassell )          Directors
     Alan R. Griffith  )